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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

BRUKER BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)
40 Manning Road Billerica, MA 01821 (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (978) 663-3660

Item 9.    Regulation FD Disclosure.

        On April 23, 2004, Bruker BioSciences Corporation announced that it has priced a public offering of 15,000,000 shares of its common stock, 3,000,000 of which are being sold by the Company and 12,000,000 of which are being sold by four selling stockholders, at $4.50 per share, generating net proceeds of approximately $12.6 million to the Company and approximately $50.5 million to the selling stockholders, in the aggregate. A copy of the related press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Exhibit Number	Description

99.1	Bruker BioSciences Corporation press release dated April 23, 2004.

        The information provided in this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION (Registrant)
Date: April 23, 2004	By:	/s/ LAURA FRANCIS Laura Francis Chief Financial Officer and Treasurer

Exhibit Index

Number	Description

99.1	Bruker BioSciences Corporation press release dated April 23, 2004.

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  Item 9. Regulation FD Disclosure.
SIGNATURES
Exhibit Index